UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2009

POP STARZ RECORDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

(Former Name of Registrant)

Florida

(State or Other Jurisdiction of Incorporation)

333-142907	76-0835007
(Commission File Number)	(IRS Employer Identification No.)

4470 Chamblee Dunwoody Road, Suite 270 Atlanta, Georgia	30038
(Address of Principal Executive Offices)	(Zip Code)

(404) 255-8800

(Registrant’s Telephone Number, Including Area Code)

150 Angeleno Ave. Suite 1426

Burbank, CA 91502

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01	Change in Control of Registrant

On September 8, 2009 a total of 15,034,376 issued and outstanding shares of the Company’s common stock (the “Shares”) were sold in a private transaction including 13,999,799 owned by Michelle Tucker, the Company’s former chief executive officer and director, and an entity affiliated with Ms. Tucker. As a result of the foregoing transaction, the purchasers currently own approximately 90% of the Company’s issued and outstanding shares of common stock.

The consideration paid for the Shares was $252,000. The purchasers used their own funds in connection with the purchase of the Shares.

In connection with the purchase and sale of the Shares, Michelle Tucker and Francisco Del resigned from the Company’s Board of Directors. Also in connection with the purchase and sale of the Shares, Michelle Tucker and Adam Wasserman tendered their resignations as officers of the Company.

Concurrent with the resignations of Ms. Tucker, Mr. Del and Mr. Wasserman, Benjamin Stanley, Ron Reeser and Loyd Skidmore were appointed to our Board of directors.

In addition, Benjamin F. Stanley was appointed our chief executive officer, Brian James was appointed chief financial officer, Ron Reeser was appointed secretary, Adam Powell was appointed treasurer and Loyd Skidmore was appointed as our vice president.

Officers and Directors:

Mr. Stanley, 46, serves as the vice chairman of our board of directors and as our chief executive officer. His experiences range from high-end corporate financing to bond origination with Client relationships with large institutions such as Principal Financial Group, Merrill Lynch and others. Mr. Stanley has facilitated and originated projects and corporate and bond financing for more than 18 years Mr. Stanley will be responsible for supervising our domestic and international operations, organizing a highly professional management team, guiding the Company through the key startup and expansion phases, overseeing daily operations and communications, supervising strategic planning, and managing relations with strategic partners.

Mr. Reeser, 58, serves as the Chairman of our Board of Directors and as corporate secretary. He currently serves as the chairman of The Eagle Group, an Atlanta based residential and commercial land development company with operations throughout the Southeast. Mr. Reeser has been in the real estate industry for over 30 years. He began his real estate career with Land Data Corporation before forming his own company, The Probe Corporation, which published feasibility and market studies for regional and national real estate developers and investment groups. Mr. Reeser has also focused on research based land acquisitions in the metropolitan Atlanta and southeastern markets working with many of the real estate industry’s preeminent land planners, developers and financiers. Mr. Reeser received his education at the University of Georgia majoring in real estate.

Mr. James, 48, serves as our chief financial officer. He has been in banking field for more than 25 years. Presently, he is the principal shareholder, Director, and Senior Officer of The Bank of Bonifay, Florida’s oldest community bank. He is CEO and President of Bonifay Holding Company, the holding company of The Bank of Bonifay. His career began at a family owned community bank. He has held varied line lending and senior management posts with two regional bank holding companies. He helped charter and manage a de novo community bank in the Florida that operated for 6 years before being sold. In 2001, he led a purchase group to acquire the Bank of Bonifay. Mr. James graduated Summa Cum Laude with a Bachelor of Science in Business, with Finance Concentration, from Auburn University. He holds an MBA from The University of South Alabama and a Graduate Degree from the School of Banking at Louisiana State University.

Mr. Skidmore, 61, serves as our vice president and as a member of our Board of Directors. He has been in the mortgage, real estate, management and marking fields over the last 30 years. Mr. Skidmore will manage and coordinate the marketing, servicing and management of our residential and commercial loan programs including joint ventures with builders and developers. His duties will also include managing the Company’s human resources department.

Mr. Powell, 28, serves or treasurer and directs the Georgia operations for The Eagle Group and oversees the acquisition, development and sale of the company’s multiple residential and commercial properties in Georgia. He facilitates the execution and completion of all rezoning applications and obtaining development permits. He also assists in the acquisition and development of the company’s community developments throughout the Southeast. Mr. Powell is a Summa Cum Laude graduate of the University of Georgia from the Terry College of Business with a major in Real Estate.

New Business Objective:

Management’s new focus will be banking and real estate development. The Company intends to change its name to more accurately reflect its new business strategy.

Control Shareholders:

Each of the following identified entities owns 4,075,966 shares of our common stock representing approximately 24.4% of the issued and outstanding shares of the Company’s common stock (approximately 73.2% in total).

BAR Trust, Ron Reeser, Trustee (1)

Stanley Holdings Business Trust II, Benjamin Stanley, Trustee (2)

LTR Trust, Loyd Skidmore, Trustee (3)

(1)	Excludes 150,000 shares of common stock owned by the World Mortgage Exchange Acquisition Trust, Ron Reeser, trustee and 50,000 shares of common stock owned by Beverly Reeser
(2)	Excludes 50,000 shares of common stock owned by Lesia Stanley
(3)	Excludes 50,000 shares of common stock owned by Tannen Skidmore

Item 5.02          Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully set forth in Item 5.01 above, Michelle Tucker and Francisco Del resigned from the Company’s Board of Directors and Michelle Tucker and Adam Wasserman tendered their resignations as officers of the Company. Their respective resignations were tendered as a result of the execution of the Stock Purchase and Sale Agreement. There was no disagreement between any officer or director and the Company.

The resignations were effective as of September 8, 2009.

The Company has not entered into any type of compensatory agreement with any of its newly appointed officers or directors.

Section 9 – Financial Statements and Exhibits

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 2009

Pop Starz Records, Inc.

By:	/s/ Benjamin F. Stanley

Benjamin F. Stanley

Chief Executive Officer